Exhibit 99.1

Pyramid Oil Company	FOR IMMEDIATE RELEASE:

Pyramid Oil Company Reports Third Quarter and Nine-Month

Financial Results

Company delivers continued profitability and improved financial strength;

Value of cash, short-term investments and CDs increases to $1.45 per share

BAKERSFIELD, Calif. – August 14, 2012 – Pyramid Oil Company (NYSE MKT: PDO) today announced financial results for its third quarter and nine-month period ended September 30, 2012.

Third quarter revenue was $1.2 million versus $1.4 million in the same quarter a year ago. The decline was attributable to lower average crude sales prices and a decrease in crude production volumes. The Company realized third quarter crude prices per average barrel of oil equivalent (BOE) of $99.81 versus $105.06 per average BOE in the same quarter last year, while its net revenue share of crude oil sales decreased by approximately 1,400 barrels versus the 2011 third quarter.

Operating income was $286,000 versus a loss from operations of $162,000 in the third quarter last year. Last year’s operating results included a $673,000 non-cash valuation allowance associated with the Pike 1-H horizontal joint venture well. Third quarter net income was $208,000, or $0.04 per share, versus net income of $4,000, or $0.00 per share in comparable prior-year quarter.

For the nine-month period, revenue was $3.9 million versus $4.3 million during the same period of 2011. Operating income was $1.1 million versus $726,000 in the comparable prior-year period, while net income was $869,000, or $0.19 per share, compared with net income of $751,000, or $0.16 per share, in the same period a year ago. Operating cash flow at the nine-month mark was to $1.7 million versus $2.0 million during the first nine months of last year.

Pyramid further strengthened its financial position during the quarter, as cash, cash equivalents and short-term investments increased to $5.7 million from $5.3 million at the end of the second quarter and $4.9 million at December 31, 2011. Working capital improved to $6.1 million, while total current assets have increased to $6.7 million. The Company also held $1.1 million in CDs at the end of the quarter, which, when combined with cash, cash equivalents and short-term investments, was $6.8 million, or $1.45 per share. Pyramid’s balance sheet remained free of long-term debt at the close of the quarter.

“Another quarter of solid earnings and cash flow has added to the strength of our financial position, giving us increased flexibility as we seek opportunities to grow the Company,” said John Alexander, president and CEO. “Enhancing shareholder value remains our primary focus as we evaluate these opportunities.”

Pyramid is in the process of acquiring Victory Oil Company’s 32% working interest in the Pike 1-H well and 50 acres of surface and mineral interests associated with Victory’s Murphy Fee property. The transaction will give Pyramid 100% working interest in the Pike 1-H, which was drilled as a joint venture by Pyramid and Victory during the first quarter of 2011. Both Companies expect to conclude the transaction in the fourth quarter of 2012.

About Pyramid Oil Company

Pyramid Oil Company has been in the oil and gas business continuously since incorporating in 1909. Pyramid acquires interests in land and producing properties through acquisition and lease, and then drills and/or operates crude or natural gas wells in an effort to discover or produce oil and/or natural gas. More information about the Company can be found at: http://www.pyramidoil.com.

Safe Harbor Statement

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the completion and testing of wells. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Factors that could cause or contribute to such differences include, but are not limited to the value of crude oil or the performance of wells.

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CONTACTS:
John H. Alexander	Geoff High
President and CEO	Principal
Pyramid Oil Company	Pfeiffer High Investor Relations, Inc.
661-325-1000	303-393-7044

PYRAMID OIL COMPANY
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,

	2012	2011	2012	2011

REVENUES:
Oil and gas sales	$1,198,420	$1,412,842	$3,907,792	$4,289,181

COSTS AND EXPENSES:
Operating expenses	476,122	421,405	1,365,861	1,282,950
General and administrative	192,910	222,583	632,804	666,375
Stock based compensation	0	0	0	43,743
Taxes, other than income
and payroll taxes	44,885	37,399	129,266	101,358
Provision for depletion,
depreciation and amortization	151,502	184,208	519,396	595,631
Valuation allowances	0	673,000	0	727,384
Accretion expense	13,153	5,229	31,970	26,793
Other costs and expenses	33,975	31,280	118,449	118,964

	912,547	1,575,104	2,797,746	3,563,198

OPERATING INCOME (LOSS)	285,873	-162,262	1,110,046	725,983

OTHER INCOME (EXPENSE):
Interest income	10,975	12,193	31,835	38,704
Other income	0	0	250	500
Interest expense	-152	-568	-868	-2,459

	10,823	11,625	31,217	36,745
INCOME (LOSS) BEFORE INCOME
TAX PROVISION (BENEFIT)	296,696	-150,637	1,141,263	762,728
Income tax provision (benefit)
Current	16,800	52,700	99,800	163,300
Deferred	72,000	-207,600	172,900	-151,500
	88,800	-154,900	272,700	11,800

NET INCOME	$207,896	$4,263	$868,563	$750,928

BASIC INCOME
PER COMMON SHARE	$0.04	$0.00	$0.19	$0.16

DILUTED INCOME
PER COMMON SHARE	$0.04	$0.00	$0.19	$0.16

Weighted average number of
common shares outstanding	4,687,644	4,683,853	4,685,117	4,682,492

Diluted average number of
common shares outstanding	4,687,644	4,685,177	4,685,117	4,688,465

PYRAMID OIL COMPANY
BALANCE SHEETS

ASSETS

	September 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)

CURRENT ASSETS:
Cash and cash equivalents	$3,582,642	$2,762,676
Short-term investments	2,134,391	2,128,380
Trade accounts receivable	431,151	555,495
Income taxes receivable	55,569	21,169
Crude oil inventory	106,025	118,156
Prepaid expenses and other assets	116,140	255,846
Deferred income taxes	262,500	262,500

TOTAL CURRENT ASSETS	6,688,418	6,104,222

PROPERTY AND EQUIPMENT, at cost
Oil and gas properties and equipment
(successful efforts method)	19,919,006	19,124,558
Capitalized asset retirement costs	409,338	401,242
Drilling and operating equipment	1,966,750	1,956,371
Land, buildings and improvements	1,073,918	1,073,918
Automotive, office and other
property and equipment	1,228,147	1,192,118

	24,597,159	23,748,207
Less: accumulated depletion, depreciation,
amortization and valuation allowances	-20,611,051	-20,091,655

TOTAL PROPERTY AND EQUIPMENT	3,986,108	3,656,552

INVESTMENTS AND OTHER ASSETS
Long-term investments	1,093,919	1,071,984
Deferred income taxes	608,700	781,600
Deposits	250,000	250,000
Other Assets	17,380	17,380

TOTAL INVESTMENTS OTHER ASSETS	1,969,999	2,120,964

TOTAL ASSETS	$12,644,525	$11,881,738

PYRAMID OIL COMPANY
BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	September 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)

CURRENT LIABILITIES:
Accounts payable	$147,763	$88,494
Accrued professional fees	126,876	142,990
Accrued taxes, other than income taxes	40,203	77,471
Accrued payroll and related costs	62,987	51,252
Accrued royalties payable	206,513	224,810
Accrued insurance	0	82,428
Current maturities of long-term debt	5,981	32,285

TOTAL CURRENT LIABILITIES	590,323	699,730

LONG TERM DEBT, net of current maturites	0	22,330

LIABILITY FOR ASSET RETIREMENT OBLIGATIONS	1,304,850	1,278,889

TOTAL LIABILITIES	1,895,173	2,000,949

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock-no par value;
10,000,000 authorized shares;
no shares issued or outstanding	0	0
Common stock-no par value;
50,000,000 authorized shares;
4,683,853 shares issued and
outstanding	1,682,971	1,682,971
Retained earnings	9,066,381	8,197,818

TOTAL STOCKHOLDERS' EQUITY	10,749,352	9,880,789

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,644,525	$11,881,738